EXHIBIT 99.1

	FOR:	MERCER INTERNATIONAL INC.

	APPROVED BY:	Jimmy S.H. Lee
Chairman & President
(604) 684-1099

David M. Gandossi
Executive Vice-President &
Chief Financial Officer
(604) 684-1099

For Immediate Release
Financial Dynamics
Investors: Eric Boyriven
Media: Scot Hoffman
(212) 850-5600
MERCER INTERNATIONAL INC. ANNOUNCES
ADJOURNMENT OF SPECIAL MEETING TO FEBRUARY 17, 2006
          NEW YORK, NY, January 19, 2006 — Mercer International Inc. (NASDAQ:MERCS, TSX: MRI.U) (“Mercer”) today announced that it intends to adjourn its special meeting of shareholders scheduled to be held on January 20, 2006 relating to the proposed conversion of Mercer to a corporate form to February 17, 2006. At a meeting of the Board of Trustees of Mercer held on January 11, 2006 as part of the process the board utilizes to assess its performance and to identify opportunities to strengthen its effectiveness, the board considered certain changes to its corporate governance practices. The reason for the adjournment of the special meeting is to permit shareholders to consider amendments resulting from the board meeting to the Articles and Bylaws of Mercer International Regco Inc., a wholly owned subsidiary and successor to Mercer upon completion of the conversion, which eliminate the provision for a classified board of directors so that directors shall hold office for one-year terms.
          A proxy statement/prospectus supplement to the proxy statement/prospectus dated December 15, 2005 reflecting these amendments will be filed with the SEC and will be available for free at the SEC’s website at www.sec.gov under Mercer International Regco Inc. and a copy of the proxy statement/prospectus supplement will be delivered to shareholders. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS SUPPLEMENT TOGETHER WITH THE PROXY STATEMENT/PROSPECTUS DATED DECEMBER 15, 2005 BEFORE MAKING A DECISION CONCERNING THE PROPOSED CONVERSION. The documents contain important information that investors should consider.
          Mercer International Inc. is a global pulp and paper manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com/en/newsCurrent.cfm.
          The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the company’s SEC reports.
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